UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

Ameren Lease Agreements

On December 21, 2020, Anterix Inc. (the “Company”) announced that it had entered into long-term 900 MHz broadband spectrum lease agreements (the “Lease Agreements”) covering Ameren Corporation’s (“Ameren”) service territories. The Lease Agreements will enable Ameren to deploy a private LTE network in its service territories in Missouri and Illinois covering approximately 7.5 million people.  Each Lease Agreement is for a term of up to 40 years, consisting of an initial term of 30 years, with an option to extend for an additional 10-year term for an additional payment.  The Company also disclosed that the Lease Agreements were subject to approval by both companies’ boards of directors and the Company’s ability to secure broadband licenses from the FCC.  The Company’s board of directors approved the Lease Agreements on April 23, 2021, and Ameren’s board of directors approved the Lease Agreements on May 6, 2021. With these conditions satisfied, and the FCC’s recent announcement that it will begin accepting applications for 900 MHz Broadband licenses on May 27th, the Company believes it now has a clear line of sight to receiving the payments due under the Lease Agreement.

The scheduled prepayments for the 30-year initial terms of the Lease Agreements total approximately $48 million dollars. Full prepayment for the 30-year initial term is due by 2026, with approximately 50% of the total prepayments due in 2021. All payments are subject to the Company’s timely clearing of spectrum and securing of broadband spectrum licenses.  The Company is proactively clearing incumbents from the 900 MHz broadband segments in Ameren’s service territories and expects to begin delivering the broadband spectrum by county in 2021.  The Company expects to recognize revenue from the Lease Agreements commencing in fiscal year 2022.  Revenue will be recognized as spectrum is delivered based on straight-line amortization over the initial 30-year terms of the Lease Agreements.

Forward-looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding: (i) the Company’s ability to qualify for and obtain broadband licenses and (ii) the estimated timing of the delivery of spectrum and the receipt of payments under the Lease Agreements. Any such forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements, including: (i) the Company may not be able to obtain broadband licenses on favorable terms and on a timely basis, or at all; (ii) the Company may not be successful in commercializing its spectrum assets to its targeted critical infrastructure and enterprise customers; (iii) the Company has no operating history with its proposed business plan, which makes it difficult to evaluate its prospects and future financial results; and (iv) the ongoing coronavirus outbreak could adversely impact the Company’s business, including its broadband licensing and commercialization efforts. These risks and uncertainties and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 8, 2021. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: May 10, 2021	/s/ Gena L. Ashe
Gena L. Ashe
General Counsel and Corporate Secretary